Exhibit 99.1



Contact:
Dennis J. O'Connor
Vice President, Chief Financial Officer
Pharmaceutical Resources, Inc.
(201) 802-4000


                        PHARMACEUTICAL RESOURCES REPORTS
                       SECOND-QUARTER SALES AND EARNINGS

        SECOND-QUARTER TOTAL REVENUES GREW 14 PERCENT TO $115.9 MILLION;
          BASE BUSINESS REVENUES ADVANCED 29 PERCENT TO $61.3 MILLION
                                      ---
                   DILUTED EPS INCREASED 19 PERCENT TO $.74,
                      EXCLUDING ONE-TIME RETIREMENT COSTS
                                      ---
          GROSS MARGIN EXPANDED TO 53 PERCENT OF NET SALES IN QUARTER

SPRING VALLEY, NEW YORK, JULY 24, 2003 -- Pharmaceutical Resources, Inc. (NYSE:PRX) today reported that total revenues increased 14 percent to $115.9 million for the second quarter ended June 29, 2003. For the quarter, the Company achieved net income of $23.1 million and diluted earnings per share of $.68. Excluding a one-time charge associated with a retirement agreement, net income rose 24 percent to $25.3 million and diluted earnings per share increased 19 percent to $.74. This is compared with revenues of $101.8 million, net income of $20.4 million and diluted earnings per share of $.62 for the same period a year ago.

"The combination of our strong base business and a steady flow of new products is continuing to drive our success," said Scott Tarriff, president and chief executive officer of PRX's Par Pharmaceutical subsidiary. "The quarter benefited from higher than anticipated sales of megestrol oral suspension, fluoxetine and omeprazole as well as the introduction of three new products. This dynamic combination enabled PRX to exceed consensus earnings estimates for the second quarter."

In the second quarter, double-digit sales growth was again driven by the Company's core products, or base business, which increased 29 percent to $61.3 million. The strong performance of the Company's base business resulted, in part, from the second-quarter introductions of torsemide, the generic version of Demadex(R), and minocycline, the generic form of Minocin(R). Base business growth was also powered by several successful product launches in 2002, including tizanidine, the generic version of Zanaflex(R).

Omeprazole, the generic version of Prilosec(R), also contributed significantly to revenue growth in the second quarter, adding $7.1 million of royalty revenue. In the fourth quarter of 2002, PRX began receiving royalty payments as a result of KUDCo's launch of omeprazole. In the second quarter, megestrol oral suspension, the generic form of Megace(R), achieved sales of $22.0 million while sales of fluoxetine, the generic version of Prozac(R), totaled $24.6 million. Although megestrol and fluoxetine continued to perform well, the robust sales growth throughout PRX's base business and the launch of omeprazole effectively reduced the Company's reliance on each of these key products.


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For the second quarter, megestrol and fluoxetine represented approximately 40 percent of PRX's total revenues compared with 53 percent for the same period a year ago. During the second quarter, PRX also began shipping generic paroxetine hydrochloride immediate release tablets in the Commonwealth of Puerto Rico. PRX's paroxetine hydrochloride tablets are substitutable for Paxil(R) and are licensed from GlaxoSmithKline.

PRX's earnings growth in the second quarter benefited from continued improvement in the Company's gross margin. Driven by royalty revenue from sales of omeprazole, PRX's gross margin improved to 53 percent compared to 46 percent in the second quarter of 2002. Investment in research and development (R&D) increased 14 percent to $4.7 million in this year's second quarter.

"Sustaining growth for years to come remains our primary objective at PRX," said Mr. Tarriff. "The key will be maintaining the strength and productivity of our new product pipeline. This year, PRX will invest a record amount in research and development. We now have 25 Abbreviated New Drug Applications (ANDA) awaiting approval at the U.S. Food and Drug Administration (FDA). Going forward, it is our goal to continue to invest heavily in R&D while maintaining our commitment to earnings growth. We will continue to complement our internal R&D efforts by aggressively pursuing promising business development opportunities like our recently announced licensing agreement with Paddock Laboratories for testosterone 1% gel (Androgel(R))."

Among the 25 drugs currently awaiting approval by the FDA, PRX believes that several may represent first-to-file opportunities entitling the Company, or its strategic partner, up to 180 days of marketing exclusivity or co-exclusivity. These products include: olanzapine 20 mg (Zyprexa(R)); latanoprost (Xalatan(R)); ribavirin (Rebetol(R)); tramadol with acetaminophen (Ultracet(R)); and testosterone 1% gel (Androgel(R)). It should be noted that it is difficult to know with certainty that an ANDA filing has exclusivity, or shared exclusivity, until final approval is received from the FDA.

For the six months ended June 30, 2003, total revenues advanced 22 percent to $222.3 million, compared with $182.3 million for the same period in 2002. Reported net income of $45.6 million and diluted earnings per share of $1.34 increased from $41.1 million and $1.25 per share in the first six months of 2002. The 2002 period includes a net benefit resulting from settlements with Bristol-Myers Squibb and International Specialty Products. Excluding this net benefit and the aforementioned one-time retirement charge, net income rose 25 percent to $47.8 million and diluted earnings per share increased 22 percent to $1.41 for the first six months of 2003. This is compared with net income of $38.2 million and diluted earnings per share of $1.16 for the first six months of 2002, after excluding the net benefit of the two prior-year settlements.

For the first six months of 2003, PRX's gross margin improved to 52 percent compared to 47 percent in the same period a year ago. This improvement reflected sales of new, higher-value products, including royalty revenue resulting from sales of omeprazole. Investment in R&D increased 60 percent to $11.1 million for the first six months of this year. The substantial increase in R&D underscores PRX's commitment to identify, formulate and develop a continuing stream of promising new products.

In other product developments since the end of the first quarter of 2003:

   o PRX's partner, Three Rivers Pharmaceuticals, was granted summary judgment of non-infringement regarding its ribavirin product by the United States District Court for the Central District of California. This decision resolves the remaining patent barriers to FDA approval of the ANDA filed by Three Rivers. PRX has exclusive marketing rights for the Three Rivers' ribavirin product. Ribavirin is marketed by Schering-Plough under the brand name Rebetol(R);
   o PRX was issued two additional patents relating to megestrol oral suspension. The patents collectively contain more than 70 additional claims related to PRX's novel formulation of megestrol oral suspension. PRX now holds four patents relating to this product. Based on these new patents the Company filed suit against Roxane Labs claiming patent infringement;
   o PRX entered into a licensing agreement with developer Paddock Laboratories to market its testosterone gel 1%, the generic version of Androgel(R). The ANDA was recently accepted by the FDA and is believed to be the first ANDA filed with a paragraph IV notification, potentially providing for 180 days of exclusivity;
   o PRX commenced shipment of torsemide tablets, the generic form of Roche's Demadex(R). PRX developed and filed an ANDA for torsemide in conjunction with Kali Laboratories and entered into a licensing agreement with Roche to allow PRX to market torsemide; and
   o PRX began shipment, in the Commonwealth of Puerto Rico, of generic paroxetine hydrochloride immediate release tablets that are substitutable for Paxil(R) and are licensed and supplied from GlaxoSmithKline. PRX will be entitled to distribute the same product in the U.S. market once another generic paroxetine hydrochloride immediate release tablet fully substitutable for Paxil(R) becomes available there.

Pharmaceutical Resources, Inc., a holding company, develops, manufactures, and distributes generic pharmaceuticals through its wholly owned subsidiary, Par Pharmaceutical. Through its FineTech unit, PRX also develops and utilizes synthetic chemical processes to design and develop intermediate ingredients used in the production of finished products for the pharmaceutical industry. The Company is also developing generic versions of controlled substance drugs with SVC Pharma, a joint venture with Purdue Pharma's Rhodes Technologies unit. PRX currently manufactures and distributes over 170 products representing various dosage strengths of 63 drugs. For press release and other Company information, visit http://www.parpharm.com

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against us, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.
                                - chart follows -


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                                          PHARMACEUTICAL RESOURCES, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In Thousands, Except Per Share Amounts)

                                                            SIX MONTHS ENDED            THREE MONTHS ENDED
                                                            ----------------            ------------------
                                                          JUNE 29,       JUNE 30,       JUNE 29,      JUNE 30,
                                                            2003           2002           2003          2002
                                                        ------------   ------------  -------------  ------------
Revenues:
    Net product sales                                      $209,485       $182,263       $108,801      $101,755
    Other revenues                                           12,788              -          7,060             -
                                                        ------------   ------------  -------------  ------------
Total revenues                                              222,273        182,263        115,861       101,755
Cost of goods sold                                          106,000         96,573         54,891        55,340
                                                        ------------   ------------  -------------  ------------
   Gross margin                                             116,273         85,690         60,970        46,415
                                                        ------------   ------------  -------------  ------------

Operating expenses:
   Research and development                                  11,120          6,937          4,651         4,063
   Selling, general and administrative                       30,105         16,363         18,215         8,847
   Settlements                                                    -         (9,051)             -             -
   Acquistion termination charges                                 -          4,278              -            10
                                                        ------------   ------------  -------------  ------------
      Total operating expenses                               41,225         18,527         22,866        12,920
                                                        ------------   ------------  -------------  ------------

      Operating income                                       75,048         67,163         38,104        33,495

Other expense, net                                              (44)          (102)           (10)         (213)
Interest income, net                                            333            381            164           127

                                                        ------------   ------------  -------------  ------------
Income before provision for income taxes                     75,337         67,442         38,258        33,409
Provision for income taxes                                   29,758         26,302         15,112        13,029
                                                        ------------   ------------  -------------  ------------
Net income                                                  $45,579        $41,140        $23,146       $20,380
                                                        ============   ============  =============  ============

NET INCOME PER SHARE OF COMMON STOCK:
   BASIC                                                      $1.38          $1.28          $0.70         $0.64
                                                        ============   ============  =============  ============
   DILUTED                                                    $1.34          $1.25          $0.68         $0.62
                                                        ============   ============  =============  ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:
   BASIC                                                     33,021         32,069         33,153        32,089
                                                        ============   ============  =============  ============
   DILUTED                                                   33,953         32,869         34,197        32,898
                                                        ============   ============  =============  ============

----------------------------------------------------------------------------------------------------------------

COMPARATIVE ADJUSTED FOR ONE-TIME ITEMS
---------------------------------------
Net income as reported above                                $45,579        $41,140        $23,146       $20,380
   Retirement charges, net of  tax                            2,199              -          2,199             -
   Settlements, net of  tax                                       -         (5,521)             -             -
   Acquisition termination charges, net of tax                    -          2,610              -             6
                                                        ------------   ------------  -------------  ------------
ADJUSTED NET INCOME                                         $47,778        $38,229        $25,345       $20,386
                                                        ============   ============  =============  ============

ADJUSTED NET INCOME PER SHARE OF COMMON STOCK:
   BASIC                                                      $1.45          $1.19          $0.76         $0.64
                                                        ============   ============  =============  ============
   DILUTED                                                    $1.41          $1.16          $0.74         $0.62
                                                        ============   ============  =============  ============

----------------------------------------------------------------------------------------------------------------

BALANCE SHEET HIGHLIGHTS
(Amounts in thousands)
                                                         JUNE 29,       DEC. 31,
                                                           2003           2002
                                                        ------------   ------------
Cash and cash equivalents                                  $107,123        $65,121
Working capital, including cash and cash equivalents        191,489        136,305
Long-term debt, less current portion                          1,445          2,426
Total shareholders' equity                                  286,482        220,790

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